UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 9, 2022
Atlas Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54627	27-5466079
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

953 American Lane, 3rd Floor Schaumburg, IL (Address of principal executive offices)	60173 (Zip Code)

Registrant's telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 9, 2022, Atlas Financial Holdings, Inc. (the “Company”) and certain of its subsidiaries, as borrowers (collectively, the “Borrowers”), entered into Amendment No. 3, dated as of June 9, 2022 (the “Amendment”), to Convertible Senior Secured Delayed-Draw Credit Agreement (as amended by Amendment No. 1 dated, February 2, 2022, and Amendment No. 2, dated March 25, 2022, the “Credit Agreement” and, as amended by the Amendment, the “Amended Credit Agreement”), with Sheridan Road Partners, LLC, as administrative agent (in such capacity, the Agent”), the lenders party to the Credit Agreement (the “Original Lenders”) and the new lenders party to the Amended Credit Agreement (the “New Lenders” and, together with the Original Lenders, the “Lenders”).

Pursuant to the Amendment, the aggregate principal amount of the term loan facility available to the Borrowers under the Amended Credit Facility (the “Term Loans”) was increased from $3,000,000 to $6,200,000, with such additional amount to be loaned to the Borrowers by the New Lenders added as lenders pursuant to the Amendment, and the maturity date of the Term Loans was extended six months to June 30, 2024. Additionally, the Amendment relieves the Borrowers of the requirement to provide a perfected second-priority security interest in the Company’s headquarters to the Agent. The Amendment also requires the Company to maintain no fewer than three directors and, from and after July 31, 2022, for a majority of the Company’s board of directors (the “Board”) to consist of directors who do not have a material relationship with any of the Borrowers and who are reasonably acceptable to the Agent and the Lenders. Such Board expansion is consistent with the Board’s previously disclosed intention to seek new independent directors to join the Board in due course, following the Company’s annual general meeting of stockholders, as described in the Company’s proxy statement.

Under the Amended Credit Agreement, the Borrower is no longer obligated to maintain certain levels of minimum liquidity until the quarter ending June 30, 2023, at which point the Borrower is required to maintain $500,000 of qualifying cash in a deposit account on each day of the quarter, with such minimum amount of qualifying cash increasing by $125,000 each subsequent quarter until the expiration of the Amended Credit Agreement. The Amended Credit Agreement also requires the Borrowers to grant to the Agent, for the benefit of the Lenders, a first-priority perfected security interest in the assets of, or the equity interests in, Anchor Group Management, Inc. on or before January 1, 2023.

The Amendment is filed as Exhibit 10.1 to this Current Report. The description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment filed herewith as Exhibit 10.1 to this Current Report.

Item 7.01. Regulation FD Disclosure.

On June 15, 2022, the Company issued a press release announcing the Amendment. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference. The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements and information within the meaning of the federal securities laws regarding the Company and its businesses. Such statements are based on the current expectations, estimates, projections, and assumptions made by management. The words “anticipate,” “expect,” “believe,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or similar words are used to identify such forward looking information. The forward-looking events and circumstances discussed in this report may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, including risks regarding the effects and duration of the COVID-19 outbreak, the insurance industry, economic factors, and the equity markets generally and the other risk factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent periodic reports. Many of these uncertainties and risks are difficult to predict and beyond management’s control. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made, and the Company and its subsidiaries undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1
Amendment No. 3 to Convertible Senior Secured Delayed-Draw Credit Agreement, dated June 9, 2022, by and among Atlas Financial Holdings, Inc. and certain subsidiaries, Sheridan Road Partners, LLC, as agent, and the lenders named therein**

99.1	Press Release, dated June 15, 2022, issued by Atlas Financial Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

** Certain portion of this exhibit (indicated by "[*****]") have been omitted pursuant to Item 601(b)(10) of Regulation S-K

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS FINANCIAL HOLDINGS, INC. (Registrant)
Date: June 15, 2022	By:	/s/ Paul A. Romano
	Name:	Paul A. Romano
	Title:	Vice President and Chief Financial Officer